Exhibit 99.1

Marinus Pharmaceuticals Appoints Charles Austin to Board of Directors

RADNOR, Pa., July 29, 2020 -- Marinus Pharmaceuticals, Inc. (Nasdaq: MRNS), a pharmaceutical company dedicated to the development of innovative therapeutics to treat rare seizure disorders, today announced the appointment of Charles (“Chuck”) Austin to its Board of Directors.

“Chuck is a recognized leader in the pharmaceutical and medical device industries,” said Scott Braunstein, M.D., Chief Executive Officer of Marinus. “As a board member, we are excited to draw from his tremendous manufacturing and biopharma expertise as Marinus continues to grow and develop as an organization.”

With more than 25 years of experience in the life sciences sector, Mr. Austin has held numerous roles in supply chain operations, research and development, and engineering throughout his career with Johnson & Johnson. Prior to his appointment to Marinus’ Board of Directors, Austin served as Corporate Vice President, Global Supply Chain at Johnson & Johnson, where he was a member of the Johnson & Johnson Management Committee and was responsible for all manufacturing, logistics, quality, compliance, direct procurement, environmental, health and safety, and engineering and real estate for the corporation.

As Company Group Chairman of Ethicon Surgical Care – a Johnson & Johnson Company – Mr. Austin helped combine four separate operating units, re-engineer a global commercial model, and return the overall franchise to growth.

“We are delighted that Chuck will be joining the board, and we feel confident that his successful commercial, as well as operational background will bring a complementary skill set to our current board, said Nicole Vitullo, Director, Chairman of the Board at Marinus. “We believe that he will be instrumental in advancing the company’s strategy as we approach key milestones in our epilepsy programs.”

Mr. Austin obtained a Bachelor of Science in Engineering from the United States Military Academy, West Point, New York, and served in the United States Army for over nine years. Mr. Austin currently serves on multiple boards in the medical and consumer spaces and is a principal in JK Advisors, a San Diego based firm focused on the medical space.

About Marinus Pharmaceuticals

Marinus Pharmaceuticals, Inc. is a pharmaceutical company dedicated to the development of treatments in rare epilepsy and neuropsychiatric disorders. Ganaxolone is a positive allosteric modulator of GABAA receptors that acts on a well-characterized target in the brain known to have anti-seizure, anti-depressant and anti-anxiety effects. Ganaxolone is being developed in IV and oral dose forms intended to maximize therapeutic reach to adult and pediatric patient populations in both acute and chronic care settings. For more information visit www.marinuspharma.com. Please follow us on Twitter: @MarinusPharma.

Forward-Looking Statements

To the extent that statements contained in this press release are not descriptions of historical facts regarding Marinus, they are forward-looking statements reflecting the current beliefs and expectations of management made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “may”, “will”, “expect”, “anticipate”, “estimate”, “intend”, “believe”, and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements. Examples of forward-looking statements contained in this press release include, among others, statements regarding our interpretation of preclinical studies, development plans for our product candidate, including the development of dose forms, the clinical development schedule and milestones, the ability to complete enrollment in our clinical trials, interpretation of scientific basis for ganaxolone use, timing for availability and release of data, the safety, and potential efficacy and therapeutic potential of our product candidate. Forward-looking statements in this release involve substantial risks and uncertainties that could cause our clinical development programs, future results, performance or achievements to differ significantly from those expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, the uncertainties inherent in the conduct of clinical trials, the timing of clinical trials, enrollment in clinical trials, availability of data from clinical trials, expectations for regulatory approvals, the attainment of clinical trial results that will be supportive of regulatory approvals, and other matters, including the development of formulations of ganaxolone, unanticipated costs and expenses, our ability to raise additional capital, the effect of the COVID-19 pandemic on our business and the availability or potential availability of alternative products or treatments for conditions targeted by the Company that could affect the availability or commercial potential of our drug candidates. Marinus undertakes no obligation to update or revise any forward-looking statements. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of the Company in general, see filings Marinus has made with the Securities and Exchange Commission.

Contact:

Sasha Damouni Ellis

Vice President, Investor Relations & Corporate Communications

Marinus Pharmaceuticals, Inc.

484-253-6792

sdamouni@marinuspharma.com